Exhibit 1.2

Execution Version

OMEROS CORPORATION

5.25% Convertible Senior Notes due 2026

UNDERWRITING AGREEMENT

August 11, 2020

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

1.    INTRODUCTORY. Omeros Corporation, a Washington corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), $210,000,000 aggregate principal amount of its 5.25% Convertible Senior Notes due 2026 (the “Firm Securities”). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional $31,500,000 aggregate principal amount of its 5.25% Convertible Senior Notes due 2026 (the “Optional Securities”). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Securities.” The Securities will be convertible into cash or duly and validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Prospectus) (such shares, the “Conversion Shares”) or a combination of cash and Common Stock, on the terms and subject to the conditions set forth in the Indenture (as defined below). The Securities will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined below) (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture to such Base Indenture between the Company and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of the several Underwriters and in such capacity are herein referred to as the “Representatives” and, each, as a “Representative.” This Agreement, the Capped Call Confirmations (as defined below) the Indenture and the Securities are collectively referred to herein as the “Transaction Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

In connection with the offering of the Firm Securities, the Company is separately entering into one or more capped call transactions with one or more financial institutions (the “Capped Call Counterparties”), in each case pursuant to a capped call confirmation (a “Base Capped Call Confirmation”), each to be dated the date hereof, and in connection with any exercise by the Underwriters of their option to purchase any Optional Securities, the Company and the Capped Call Counterparties may enter into additional capped call transactions pursuant to additional capped call confirmations (each, an “Additional Capped Call Confirmation”), each to be dated the date on which the Underwriters exercise their option to purchase such Optional Securities. We refer to the Base Capped Call Confirmations and the Additional Capped Call Confirmations collectively herein as the “Capped Call Confirmations.”

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a)    An “automatic shelf registration statement” as defined in Rule 405 of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act,” and such rules and regulations thereunder being referred to as the “Rules and Regulations”) of the Company on Form S-3 (File No. 333-235349) in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company (the prospectus filed as part of such automatic shelf registration statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus” and any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). Such automatic shelf registration statement, including all exhibits thereto, but excluding Form T-1, and including any prospectus supplement relating to the offer and sale of the Securities that is filed with the Commission and deemed by virtue of Rule 430B of the Rules and Regulations to be part of such automatic shelf registration statement at the time specified in such rule and any amendments to the Registration Statement at such time (whether by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), are hereinafter collectively called the “Registration Statement.” The form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(b) hereof, is hereinafter called the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein to the extent such information has not been superseded or modified in accordance with Rule 412 of the Rules and Regulations; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report on Form 10-K of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement.

(b)    As of the Time of Sale (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Pricing Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) any “bona fide electronic road show” (as defined in Rule 433(h)(5) of the Rules and Regulations), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). As used in this paragraph (b) and elsewhere in this Agreement:

“Pricing Prospectus” means the Preliminary Prospectus, as amended and supplemented, relating to the Securities that is included in the Registration Statement immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule C to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Time of Sale” means 8:00 p.m., New York time, on the date of this Agreement or such other time as agreed to in writing by the Company and the Representatives.

(c)    No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, an Issuer Free Writing Prospectus or a Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(d)    At the respective times the Registration Statement and any amendments thereto became or become effective, at the date of this Agreement and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was filed with the Commission and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through any Underwriter by or on behalf of any Representative specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(e)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents when filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)    The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(c) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “bona fide electronic road show” as defined in Rule 433(h)(5) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)    (A) At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations and (B) at the time of the filing of the Registration Statement and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Rules and Regulations, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations.

(i)    The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or Financial Industry Regulatory Authority, Inc. (“FINRA”) is contemplating terminating such registration or listing.

(j)    This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). When executed and delivered, this Agreement, the Capped Call Confirmations and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus and in any Issuer Free Writing Prospectus. The Indenture is qualified under, and will conform in all material respects to the requirements of, the Trust Indenture Act.

(k)    The Company and each of its Subsidiaries (as defined in Section 15) have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under the Transaction Documents or to consummate any of the Transactions (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: nura, inc. and the Foreign Subsidiaries (as hereinafter defined).

(l)    The Securities have been duly and validly authorized by the Company and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions. When executed and delivered, the Securities will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Prospectus and will be in the form contemplated by the Indenture.

(m)    The Base Capped Call Confirmations have been, and the Additional Capped Call Confirmation (if any) on the date or dates that the Underwriters exercise their right to purchase the relevant Optional Securities will have been, duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Capped Call Counterparties, constitute, or will constitute, as the case may be, valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(n)    The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. As of June 30, 2020, there were 54,515,858 shares of Common Stock issued and outstanding and no shares of preferred stock, par value $0.01 per share of the Company, issued and outstanding, and 13,028,800 shares of Common Stock were issuable upon the exercise of outstanding stock options and warrants as described in the General Disclosure Package and the Prospectus. Since such date, the Company has not issued any securities (other than options to purchase Common Stock pursuant to the Company’s stock option plan or securities issued upon the exercise of stock options or warrants in the ordinary course of business). All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. The maximum number of Conversion Shares initially issuable upon conversion of the Securities (assuming, for these purposes, that (x) all the Securities are converted by a single holder thereof and (y) such conversion is settled solely by the delivery of shares of Common Stock at the Initial Maximum Conversion Rate (as defined below)) have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable and free of any preemptive or other similar rights. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described above or accurately described in the General Disclosure Package. The description of the Company’s stock option plans and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. “Initial Maximum Conversion Rate” means the initial “Conversion Rate” (as defined in the Indenture) plus the initial maximum increase thereto in connection with a “Make-Whole Fundamental Change” (as defined in the Indenture).

(o)    All the outstanding shares of capital stock (if any) of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, other than the lien pursuant to the Loan and Security Agreement dated as of August 2, 2019, by and between the Company and Silicon Valley Bank.

(p)    The execution, delivery and performance of this Transaction Documents by the Company, the issue and sale of the Securities by the Company, any conversions of the Securities in accordance with the terms thereof and the consummation of the Transactions will not (with or without notice or lapse of time or both) (i) unless otherwise waived, conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or (iii) result in a violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person (which for purposes of this Agreement shall mean, as appropriate, an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity) acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company of any of its Subsidiaries.

(q)    Except for the registration of the Securities under the Securities Act and applicable state or foreign securities laws and the listing of the Conversion Shares on the Nasdaq Global Market (the “Exchange”), no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or non-governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of the Transaction Documents by the Company, the offer or sale of the Securities, any conversion of the Securities or the consummation of the Transactions; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of shareholders) necessary for the Company to consummate the Transactions have been obtained and are in effect.

(r)    Ernst & Young LLP, which has certified certain financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (the “PCAOB”).

(s)    The financial statements, together with the related notes, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The summary and selected financial data included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus fairly present in all material respects the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information. All information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(t)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)    Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries (other than stock option and warrant exercises and stock repurchases in the ordinary course of business or the repayment of long-term debt, or otherwise as described in the Registration Statement, the General Disclosure Package or the Prospectus), or any material adverse changes, or any development that reasonably would have a Material Adverse Effect, in or affecting the business, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus.

(v)    Except as set forth in the Registration Statement, the General Disclosure Package, or the Prospectus, there is no legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or comparable federal, state, local or foreign governmental bodies (it being understood that the interactions between the Company and the FDA, the Centers for Medicare and Medicaid Services and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect. All preclinical studies and clinical trials conducted by or on behalf of the Company that the Company reasonably expects will be used to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s knowledge by third parties, in compliance with all applicable federal, state and foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(w)    The Company and each of its Subsidiaries have operated and currently are in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, singly or in the aggregate, result in a Material Adverse Effect), including, without limitation, (i) the Federal, Food, Drug and Cosmetic Act (21 U.S.C.§§ 301 et seq.); (ii) all applicable federal, state, local and all applicable foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C.§ 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a- 7a); (iii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v)   any other similar local, state, federal or foreign laws (collectively, the “Health Care Laws”). None of the Company, any of its Subsidiaries, or to the Company’s knowledge, any of its or their officers, directors or agents have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company has not received written notice of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. None of the Company nor any of its Subsidiaries is a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, none of the Company, any of its Subsidiaries, or to the Company’s knowledge, any of its or their employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(x)    Neither the Company nor any of its Subsidiaries (i) is in violation of its respective charter or bylaws (or analogous governing instrument, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) except, in the case of clauses (ii) and (iii) of this paragraph (x), as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(y)    The Company and each of its Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except (a) where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect and (b) as disclosed in the Registration Statement, the General Disclosure Package and Prospectus. The Company and its Subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits. Neither the Company nor any Subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and to the knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed. The preclinical studies and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards, except where noncompliance with such protocols, procedures and controls would not, singularly or in the aggregate, have a Material Adverse Effect; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement, the General Disclosure Package and Prospectus are accurate in all material respects; and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.

(z)    Neither the Company nor any of its Subsidiaries is or, after giving effect to (i) the offering of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus or (ii) the transactions contemplated by the Capped Call Confirmations, will become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(aa) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act.

(bb) Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, the Company and its Subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights necessary to conduct their respective businesses as currently conducted, and as currently proposed to be conducted and described in the Registration Statement, the General Disclosure Package or the Prospectus (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) necessary to conduct their respective businesses as currently conducted, and as currently proposed to be conducted and described in the General Disclosure Package and the Prospectus (collectively, “Intellectual Property Assets”). Except as described in the General Disclosure Package, the Company and its Subsidiaries have not received written notice of any challenge by any person to the rights of the Company and its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its Subsidiaries. To the knowledge of the Company, the Company and its Subsidiaries’ respective businesses as now conducted and as currently proposed to be conducted and described in the Registration Statement, the General Disclosure Package and the Prospectus do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person that could reasonably be expected to have a Material Adverse Effect. All licenses for the use of the Intellectual Property Rights described in the Registration Statement, the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach by any other person to any Intellectual Property license that could reasonably be expected to have a Material Adverse Effect. No claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person nor to the Company’s knowledge is there any reasonable basis for such a claim that could reasonably be expected to have a Material Adverse Effect. The Company has taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements, proprietary information and invention agreements, consulting agreements and services agreements by relevant contractors, consultants and employees. The consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or, to the knowledge of the Company, threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the Transactions will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, or modification. The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All scientific founders and key employees have signed confidentiality, invention assignment or proprietary information and invention agreements with the Company.

(cc) The Company and each of its Subsidiaries have valid title to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case and except as described in the Registration Statement, General Disclosure Package or the Prospectus, free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(dd) There is (A) no material unfair labor practice complaint pending against the Company, or any of its Subsidiaries, nor to the knowledge of the Company, threatened against it or any of its Subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no material grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or, to the knowledge of the Company, threatened against it and (B) no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary.

(ee) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its Subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its Subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(ff) The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”) except where such noncompliance with Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any material liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has knowledge. In the ordinary course of business, the Company and its Subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any material capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related material constraints on operating activities and any potential material liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect.

(gg) The Company and its Subsidiaries each (i) have timely filed all federal, state, local and foreign tax returns (or timely filed applicable extensions therefor) that have been required to be filed, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (gg), that would not, singularly or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since March 31, 2020, the Company and its Subsidiaries have not incurred any liability for taxes other than in the ordinary course.

(hh) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All policies of insurance owned by the Company or any of its Subsidiaries are, to the Company’s knowledge, in full force and effect and the Company and its Subsidiaries are in compliance with the terms of such policies. Neither the Company nor any of its Subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its Subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance. None of the Company or any of its Subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Registration Statement, the General Disclosure Package or the Prospectus.

(ii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting, as evaluated pursuant to Rule 13a-15 under the Exchange Act Rules, is effective. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s internal control over financial reporting is overseen by the Audit Committee of the Board of Directors of the Company in accordance with the Exchange Act Rules. The Company has not publicly disclosed, and within the next 90 days the Company does not reasonably expect to publicly disclose, a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting, any violation of, or failure to comply with, the federal securities laws, or any matter which if determined adversely, would have a Material Adverse Effect.

(jj) The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries in all material respects.

(kk) The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within the Company and is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and as of March 31, 2020, such disclosure controls and procedures were effective.

(ll) The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), from January 1, 2017 through the date of this Agreement.

(mm) There is no franchise agreement, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein or to be filed as an exhibit thereto or a document incorporated by reference therein which is not so described or filed therein as required; and all descriptions of any such franchise agreements, leases, contracts, or other agreements or documents contained in the Registration Statement, the General Disclosure Package and the Prospectus or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the General Disclosure Package or the Prospectus, no such franchise agreement, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its Subsidiaries has received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.

(nn) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(oo) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its Subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its Subsidiaries under the Securities Act.

(pp) Neither the Company nor any of its Subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities or entry into the Capped Call Confirmations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(qq) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(rr) The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such option. All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee thereof, or its designee) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with GAAP and, to the Company’s knowledge, no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant.

(ss) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(tt) Since the date as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus through the date hereof, and except as set forth in the Pricing Prospectus, neither the Company nor any of its Subsidiaries has (i) issued or granted any securities other than options to purchase Common Stock pursuant to the Company’s stock option plan or securities issued upon the exercise of stock options or warrants in the ordinary course of business, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(uu) If applicable, all of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the Company’s knowledge, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110, 5121 or 5190 is true, correct and complete.

(vv) The Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the Exchange Act reporting requirements for a period of 36 months.

(ww) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx) None of the Company or any of its Subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

(yy) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(zz) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect.

(aaa) The Company is in compliance with all applicable corporate governance requirements set forth in the rules of the Exchange Act that are in effect.

(bbb) Neither the Company nor any of its controlled affiliates or Subsidiaries nor any of their respective executive officers or directors nor, to the Company’s knowledge, any other employee, affiliate or agent while acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or knowingly received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended), (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(ccc) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein which have not been described as required.

(ddd) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its Subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(eee) The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data are consistent with the sources from which they are derived. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(fff) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

(ggg) Neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries nor, to the Company’s knowledge, any other agent, employee or affiliate of the Company or any of its Subsidiaries is currently (a) subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea and Syria). The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (a) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (b) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company represents and covenants that, except as detailed in the Registration Statement, the General Disclosure Package or the Prospectus, for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. For purposes of this Section 2(ggg), no person shall be an affiliate of the Company solely by reason of owning less than a majority of any class of voting securities of the Company.

(hhh) The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on the Closing Date, will not be Insolvent (as defined below). For purposes of this Section 2(hhh), “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total Indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(iii) Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(jjj) Omeros Ireland Limited and Omeros London Limited (the “Foreign Subsidiaries”) have no material assets or any liabilities, contingent or otherwise, other than (i) the European Marketing Authorization for OMIDRIA, which is held by Omeros Ireland Limited, and

(ii) any such liabilities that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kkk) Except as disclosed in the Registration Statement and the Prospectus: (i) to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software or data maintained by or on behalf of the Company (including the data of its customers, employees, suppliers, vendors and any other third party data maintained by or on behalf of the Company) (collectively, the “IT Systems and Data”) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) the Company has been in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA and state medical information privacy laws, the European Union General Data Protection Regulation (EU 2016/679), the California Consumer Privacy Act (together, “Privacy Laws”), and all internal policies and procedures relating to (x) the confidentiality, integrity and availability of the IT Systems and Data, (y) the protection of the IT Systems and Data from unauthorized use, access, misappropriation or modification and (z) the collection, use, transfer, processing, storage, disposal and disclosure by the Company of personal data (including as defined in any applicable Privacy Law), except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Company has implemented commercially reasonable backup and disaster recovery and security plans and procedures for its business consistent with industry standards and practices; (iv) the Company has taken commercially reasonable steps for its business consistent with industry standards and practices to protect the IT Systems and Data; (v) neither the Company nor any subsidiary: (x) has received notice of any actual or potential liability under or relating to an actual or potential violation of any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (y) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (z) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(lll) None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(mmm) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Securities.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.          PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Firm Securities set forth opposite the names of the respective Underwriters in Schedule A hereto at a price equal to 97.25% of the aggregate principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from August 14, 2020 to, but excluding, the Closing Date. The Representatives hereby advise the Company that they intend to offer for sale to the public, initially on the terms set forth in the Pricing Prospectus, the Securities as soon after this Agreement has been executed and the Representatives have determined is advisable and practicable.

The Company will deliver to the Underwriters one or more certificates representing the Firm Securities and the Optional Securities (collectively, the “Global Note”), as the case may be, in definitive form registered in such names and denominations as the Representatives may request against payment by the Underwriters of the purchase price therefor by wire transfer in federal (same day) funds to such bank account or accounts as the Company shall designate to the Representatives at least two business days prior to the applicable Closing Date, with any transfer or similar taxes payable in connection with the sale and delivery of certificates or security entitlements for the Securities duly paid by the Company. The Global Note in definitive form shall be made available to the Underwriters for inspection at the New York city offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and the Representatives) not later than 10:00 a.m. (New York City time) one business day immediately preceding the applicable Closing Date or Option Closing Date, as the case may be. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date or the Option Closing Date, as the case may be, by or on behalf of the Company, with the Depository Trust Company (“DTC”) or its designated custodian and registered in the name of Cede & Co. The date and time for delivery of and payment for the Firm Securities is herein called the “Closing Date.”

The Underwriters may purchase all or less than all of the Optional Securities, solely to cover over-allotments. The price to be paid for the Optional Securities shall be the Purchase Price plus accrued interest, if any, from August 14, 2020 to, but excluding, the Option Closing Date (as defined below). The Company agrees to sell to the Underwriters the aggregate principal amount of Optional Securities specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree to purchase such aggregate principal amount of Optional Securities. The option granted hereby may be exercised as to all or any part of the Optional Securities at any time, and from time to time, not more than 30 days subsequent to the date of this Agreement.

The option granted hereby may be exercised by written notice being given to the Company by the Representatives setting forth the aggregate principal amount of the Optional Securities to be purchased by the Representatives plus accrued interest and the date and time for delivery of and payment for the Optional Securities. Each date and time for delivery of and payment for the Optional Securities (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two business days nor later than five business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Representatives hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Securities may be varied by agreement between the Company and the Representatives.

The several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.            FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:

(a)    To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Securities Act.

(b)    To prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review prior to the expiration of the Prospectus Delivery Period (as defined below); prior to the expiration of the Prospectus Delivery Period, to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Securities (the “Prospectus Delivery Period”); prior to the expiration of the Prospectus Delivery Period, to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order. If, after the date of this Agreement and during the Prospectus Delivery Period, the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representatives in writing of such notice or ineligibility and will (i) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities and the Conversion Shares, (ii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representatives in writing of such effectiveness.

(c)    The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representatives, and each of the Underwriters represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(d)         If at any time prior to the expiration of nine months after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement or upon its request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance reasonably satisfactory to the Representatives that will correct such statement or omission or effect such compliance and will use its best efforts to have any amendment to any Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities nine months or more after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may reasonably request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)         If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(f)         If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through any Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(g)         To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(h)         To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus after the date hereof (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (h) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such document).

(i)         To make generally available to its shareholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(j)          To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Securities in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(k)         Upon request, during the period of two years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders generally, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Firm Securities is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(l)         During the period commencing on and including the date hereof and ending on and including the 60th day following the date of this Agreement (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Conversion Shares) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue and sell the Securities hereunder (including any Conversion Shares upon conversion thereof), (ii) issue its Common Stock pursuant to an underwriting agreement being entered into by the Company and each of BofA Securities, Inc. and J.P. Morgan Securities LLC on behalf of the several underwriters named therein, (iii) issue restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iv) issue Common Stock pursuant to the valid exercises, vesting or settlements of options, warrants or rights outstanding on the date hereof, (v) issue Common Stock upon the conversion of the Company’s 6.25% Convertible Senior Notes due 2023, (vi) enter into an agreement to sell Common Stock in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act (an “ATM Transaction”), provided, however, that the Company shall not enter into an ATM Transaction during the period commencing on the date hereof and ending on and including the 30th day following the date hereof, and, further provided, that no sales may be made in connection with an ATM Transaction until the Lock-Up Period has expired, (vii) enter into, exercise its rights under or terminate the Capped Call Confirmation(s) and (viii) issue Common Stock upon the conversion of the Securities. The Company will cause each officer and director listed in Schedule D to furnish to the Representatives prior to the Closing Date, a letter, substantially in the form of Exhibit I hereto. The Company also agrees that during the Lock-Up Period, other than for the sale of the Securities hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (A) a registration statement on Form S-8 relating to employee benefit plans and (B) one or more registration statements, preliminary prospectus or prospectus, or any amendment or supplement thereto relating to the transactions referenced in clauses (ii) and (vi) of this paragraph (l).

(m)        To supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(n)         To comply with the provisions of Regulation M under the Exchange Act and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) to do the same.

(o)         To use its reasonable efforts not to take any action prior to latest of the Closing Dates which would require the Prospectus to be amended or supplemented pursuant to Section 4(d).

(p)         To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(q)         To maintain, at its expense, a registrar and transfer agent for the Securities and the Conversion Shares.

(r)         To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter. The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(s)         To reserve and keep available at all times, free of preemptive rights, shares of Common Stock equal to the maximum number of Conversion Shares issuable upon conversion of the Securities (assuming, for these purposes, that (x) all the Securities are converted by a single holder thereof; and (y) such conversion is settled solely by the delivery of shares of Common Stock at the Initial Maximum Conversion Rate).

(t)         To use its reasonable best efforts to list, subject to notice of issuance, and to maintain the listing of the Conversion Shares on the Exchange.

(u)         To use its reasonable best efforts to do and perform all things required to be done or performed under the Transaction Documents by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(v)         Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on- line offering of the Securities (the “License”); provided, however that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(w)         To assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(x)         The Company shall prepare a final term sheet or sheets, as the case may be (in either such case, the “Final Term Sheet”) reflecting the final terms of the Securities and the offering thereof, in the form of Schedule B hereto (and containing such other information as the Company and the Representatives may agree), and file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 of the Rules and Regulations prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

5.          PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with the approval of the Securities for book entry transfer by DTC and securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA (not to exceed $5,000 in the aggregate); (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(j)) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys (not to exceed $2,000 in the aggregate); (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the Trustee and paying agent (including related reasonable documented fees and expenses of any counsel to such party to the extent that such party does not pay such fees and expenses on their own behalf); (i) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with the legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in Section 2(d); (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, except to the extent otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses incurred in connection with the transactions contemplated hereby, including the fees and expenses of their counsel, and any transfer taxes on the resale of any Securities by the Underwriters.

6.          CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Time of Sale and on such Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)         The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; each Issuer Free Writing Prospectus and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(b); and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)        None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)         All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Securities, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)         Covington & Burling LLP shall have furnished to the Representatives such counsel’s written opinion, as special counsel to the Company, addressed to the Representatives on behalf of the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives and substantially as set forth on Exhibit II hereto.

(e)         Peter B. Cancelmo, Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representatives such counsel’s written opinion, addressed to the Representatives on behalf of the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives and substantially as set forth on Exhibit III hereto.

(f)         Tina Quinton, Vice President, Patents, shall have furnished to the Representatives such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Representatives on behalf of the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives and substantially as set forth on Exhibit IV hereto.

(g)        Keller Rohrback L.L.P. shall have furnished to the Representatives such counsel’s written opinion, as Washington State counsel to the Company, addressed to the Representatives on behalf of the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives and substantially as set forth on Exhibit V hereto.

(h)         The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chairman and Chief Executive Officer and its Chief Regulatory Officer and Vice President, Regulatory Affairs and Quality Systems in form and substance reasonably satisfactory to the Representatives and substantially as set forth on Exhibit VI hereto.

(i)         The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(j)           At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and rules and regulations of the PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)         On the effective date of any post-effective amendment to the Registration Statement and on such Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (i) of this Section 6.

(l)         The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chairman of the Board and Chief Executive Officer and its Vice President, General Counsel and Secretary stating that (i) such officers have examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, at the Time of Sale, as of the date of this Agreement and as of such Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the General Disclosure Package, as of the Time of Sale and as of such Closing Date, any Permitted Free Writing Prospectus as of its date and as of such Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus that has not been so set forth therein, (iii) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole, except as set forth in the Prospectus; it being understood that the certifications provided by the Vice President, General Counsel and Secretary pursuant to this Section 6(l) will exclude the financial statements and the notes thereto, the financial schedules and other financial data and information included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.

(m)        Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) other than as disclosed in the General Disclosure Package there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries (other than stock option and warrant exercises and stock repurchases in the ordinary course of business and repayments of existing indebtedness), or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (m), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(n)         No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or could be reasonably expected to materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or could reasonably be expected to materially and adversely affect the business or operations of the Company.

(o)         Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Exchange or the NYSE American LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), in the case of clauses (i), (ii), (iii) and (iv) above, so as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(p)         An application for the listing of the Conversion Shares shall have been submitted to the Exchange, and the Exchange shall have not raised any objections to it.

(q)         The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(r)         The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers and directors of the Company listed in Schedule D to this Agreement.

(s)         On or prior to such Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(t)         The Indenture shall have been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Representatives.

(u)        The Securities shall be eligible for clearance and settlement through DTC.

(v)         No event that would be a “default” or “event of default” under the Indenture exists.

(w)        No event has occurred that would, if the Securities were outstanding, require an adjustment to the conversion rate of the Securities pursuant to the Indenture.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.              INDEMNIFICATION AND CONTRIBUTION.

(a)        The Company shall indemnify and hold harmless: each Underwriter, its affiliates, and each of their respective directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)         Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or any Marketing Materials or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they are made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17), and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)         Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently and reasonably incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)         If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Representatives by or on behalf of the Underwriters for use in the Registration Statement, the Pricing Prospectus or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information (as defined in Section 17).

(e)         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.             TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Securities if, prior to that time, any of the events described in Sections 6(m), 6(n) or 6(o) have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

9.             REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall, pro rata based on the aggregate principal amount of Firm Securities and Optional Securities it agreed to sell hereunder, reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter, provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.            SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Securities hereunder on any Closing Date and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate principal amount of Securities with respect to which such default or defaults occur is more than 10% of the total aggregate principal amount to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 48 hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective aggregate principal amount of Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 24, inclusive, shall not terminate and shall remain in full force and effect.

11.             ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a)    each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)    the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    it has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12.           SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.            SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 24, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.            NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Fax: (646) 855-3073, Attention: Syndicate Department, with a copy to Fax (212) 230-8730, Attention: ECM Legal and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Equity Syndicate Desk, Fax (212) 622-8358; and

(b)    if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to Omeros Corporation Attention: Greg A. Demopulos and Peter B. Cancelmo, Fax: (206) 676-5005, email:                                                                       provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the several Underwriters, which address will be supplied to any other party hereto by the several Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15.            DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the Exchange is open for trading and (b) “Subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations but in no event shall “Subsidiary” include the Foreign Subsidiaries.

16.            GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

17.           UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: the sixth and the fifteenth, sixteenth and seventeenth paragraphs under the heading “Underwriting.”

18.             PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.           GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

20.            AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

21.            COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

22.           RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)         In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.            TRIAL BY JURY. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.            TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORT HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign, AdobeSign, “pdf,” “tif” or “jpg”). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record- keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos, M.D.
Name:	Gregory A. Demopulos, M.D.
Title:	Chairman & Chief Executive Officer

[Signature Page to Underwriting Agreement (Convertible Notes)]

Acceptance of the date first above written:

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC Acting on their own behalf

and as Representatives of the several Underwriters referred to in the foregoing Agreement.

BofA Securities, Inc.

By:	/s/ Arvind Kush
Name:	Arvind Kush
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Ben Burdett
Name:	Ben Burdett
Title:	Managing Director

SCHEDULE A

Name	Principal Amount of Firm Securities
BofA Securities, Inc.	$95,455,000
J.P. Morgan Securities LLC	$95,455,000
RBC Capital Markets, LLC	$19,090,000

Total	$210,000,000

SCHEDULE B

Pricing Term Sheet

[Attached]

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration File No. 333-235349

Relating to
the Preliminary Prospectus Supplements
Dated August 10, 2020
(To Prospectus Dated December 4, 2019)

PRICING TERM SHEET

August 11, 2020

Omeros Corporation
Offerings of

6,900,000 Shares of Common Stock
and

$210,000,000 Aggregate Principal Amount of
5.25% Convertible Senior Notes due 2026

The information in this pricing term sheet supplements Omeros Corporation’s preliminary prospectus supplement, dated August 10, 2020 (the “Common Stock Preliminary Prospectus Supplement”), relating to an offering of common stock (the “Common Stock Offering”), and Omeros Corporation’s preliminary prospectus supplement, dated August 10, 2020 (the “Convertible Note Preliminary Prospectus Supplement,” and, together with the Common Stock Preliminary Prospectus Supplement, the “Preliminary Prospectus Supplements”), relating to an offering of convertible senior notes due 2026 (the “Convertible Note Offering”), and supersedes the information in the applicable Preliminary Prospectus Supplement to the extent inconsistent with the information in that Preliminary Prospectus Supplement. Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the applicable Preliminary Prospectus Supplement. As used in this pricing term sheet, “we,” “our” and “us” refer to Omeros Corporation and not to its subsidiaries.

Common Stock Offering

Issuer	Omeros Corporation.

Securities Offered	6,900,000 (or, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares, 7,935,000) shares of common stock, $0.01 par value per share, of Omeros Corporation (the “Common Stock”).

Ticker / Exchange for Common Stock	OMER / The Nasdaq Global Market (“Nasdaq”).

Last Reported Sale Price per Share of Common Stock on Nasdaq on August 11, 2020	$15.89.

Public Offering Price per Share of Common Stock	$14.50.

Underwriting Discount	$0.87 per share of Common Stock, and $6,003,000 in the aggregate (or $6,903,450 in the aggregate, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares of Common Stock).

Trade Date	August 12, 2020.

Settlement Date	August 14, 2020.

Use of Proceeds	We estimate that the net proceeds to us from the Common Stock Offering will be approximately $93.7 million (or approximately $107.8 million if the underwriters of the Common Stock Offering fully exercise their option to purchase additional Common Stock), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from the Common Stock Offering for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing our development programs and product candidates toward regulatory submissions and potential commercialization. See “Use of Proceeds” in the Common Stock Preliminary Prospectus Supplement.

Joint Book-Runners	BofA Securities, Inc. J.P. Morgan Securities LLC Cantor Fitzgerald & Co.

Co-Manager	WBB Securities LLC

CUSIP / ISIN Numbers for the Common Stock	682143102 / US6821431029.

Convertible Note Offering

Issuer	Omeros Corporation.

Ticker / Exchange for Common Stock	OMER / Nasdaq.

Trade Date	August 12, 2020.

Settlement Date	August 14, 2020.

Notes	5.25% convertible senior notes due 2026 (the “Notes”).

Principal Amount	$210,000,000 (or, if the underwriters fully exercise their option to purchase additional Notes, $241,500,000) aggregate principal amount of Notes.

Public Offering Price	100% of the principal amount of the Notes, plus accrued interest, if any, from the Settlement Date.

Underwriting Discount	2.75% of the principal amount of the Notes, and $5,775,000 in the aggregate (or $6,641,250 in the aggregate, if the underwriters of the Convertible Note Offering fully exercise their option to purchase additional Notes).

Maturity	February 15, 2026, unless earlier repurchased, redeemed or converted.

Stated Interest Rate	5.25% per annum.

Interest Payment Dates	February 15 and August 15 of each year, beginning on February 15, 2021.

Record Dates	February 1 and August 1.

Last Reported Sale Price per Share of Common Stock on Nasdaq on August 11, 2020	$15.89.

Conversion Premium	Approximately 27.5% above the Public Offering Price per Share of Common Stock in the Common Stock Offering.

Initial Conversion Price	Approximately $18.49 per share of our Common Stock.

Initial Conversion Rate	54.0906 shares of our Common Stock per $1,000 principal amount of Notes.

Redemption	The Notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after August 15, 2023 and on or before the 50th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. In addition, calling any Note for redemption will constitute a make- whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes—Optional Redemption” in the Convertible Note Preliminary Prospectus Supplement.

Use of Proceeds	We estimate that the net proceeds to us from the Convertible Note Offering will be approximately $203.7 million (or approximately $234.4 million if the underwriters fully exercise their option to purchase additional Notes), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use approximately $21.7 million of the net proceeds to fund the cost of entering into capped call transactions with the underwriters and/or their affiliates and/or other financial institutions (the “option counterparties”), as described in the Convertible Note Preliminary Prospectus Supplement. If the underwriters exercise their option to purchase additional Notes, then we intend to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described in the Convertible Note Preliminary Prospectus Supplement. We also intend to use approximately $127.4 million of the net proceeds of the Convertible Note Offering to repurchase approximately $115.0 million principal amount of our existing 6.25% Convertible Senior Notes due 2023 in privately negotiated transactions, and to use the remaining net proceeds, if any, for general corporate purposes, including funding clinical trials, pre- clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing our development programs and product candidates toward regulatory submissions and potential commercialization. See “Use of Proceeds” in the Convertible Note Preliminary Prospectus Supplement.

Joint Book-Runners	BofA Securities, Inc.
J.P. Morgan Securities LLC RBC Capital Markets, LLC

Financial Advisor to Omeros Corporation	J. Wood Capital Advisors LLC

CUSIP / ISIN Numbers	682143 AG7 / US682143AG70.

Increase to Conversion Rate in Connection with a Make-Whole Fundamental Change	If a make-whole fundamental change occurs and the conversion date for the conversion of a Note occurs during the related make- whole fundamental change conversion period, then, subject to the provisions described in the Convertible Note Preliminary Prospectus Supplement under the caption “Description of Notes— Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” the conversion rate applicable to such conversion will be increased by a number of shares set forth in the table below corresponding (after interpolation, as described below) to the make-whole fundamental change effective date and the stock price of such make-whole fundamental change:

Stock Price

Make-Whole Fundamental Change Effective Date	$14.50	$16.00	$17.50	$18.49	$20.00	$24.03	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$110.00
August 14, 2020........	14.8749	12.9950	11.0509	10.0151	8.7160	6.3275	4.2813	2.4578	1.4640	0.8625	0.4839	0.2454	0.1001	0.0000
August 15, 2021........	14.8749	12.1900	10.2051	9.1682	7.8930	5.6325	3.7870	2.1868	1.3132	0.7778	0.4373	0.2209	0.0891	0.0000
August 15, 2022........	14.8749	11.2706	9.2011	8.1493	6.8905	4.7782	3.1800	1.8508	1.1232	0.6702	0.3774	0.1891	0.0739	0.0000
August 15, 2023........	14.8749	10.2463	8.0114	6.9167	5.6590	3.7295	2.4440	1.4403	0.8866	0.5340	0.3011	0.1494	0.0568	0.0000
August 15, 2024........	14.8749	9.1456	6.5674	5.3732	4.0945	2.4349	1.5697	0.9460	0.5938	0.3635	0.2064	0.1005	0.0346	0.0000
August 15, 2025........	14.8749	8.5144	4.5554	3.0752	1.8035	0.8348	0.5543	0.3448	0.2208	0.1383	0.0797	0.0374	0.0090	0.0000
February 15, 2026.....	14.8749	8.4094	3.0523	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

•	if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table or the earlier and later dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

•	if the stock price is greater than $110.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described in the Convertible Note Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change—Adjustment of Stock Prices and Number of Additional Shares”), or less than $14.50 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 68.9655 shares of our Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Convertible Note Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Generally.”

* * *

We have filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplements with the SEC for the offerings to which this communication relates. Before you invest, you should read the applicable Preliminary Prospectus Supplement and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and these offerings. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the applicable offering will arrange to send you the applicable Preliminary Prospectus Supplement (or, when available, the applicable final prospectus supplement) and the accompanying prospectus upon request to: BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; or J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by e-mail at prospectus-eq_fi@jpmorgan.com.

The information in this pricing term sheet is not a complete description of the Common Stock, the Common Stock Offering, the Notes or the Convertible Note Offering. You should rely only on the information contained or incorporated by reference in the applicable Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the Common Stock or the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE C

The Issuer Free Writing Prospectus, dated August 10, 2020, announcing the proposed offering and the proposed concurrent offering of common stock.

SCHEDULE D

Directors and Officers:

1.	Gregory A. Demopulos, M.D.
2.	Ray Aspiri
3.	Thomas F. Bumol, Ph.D.
4.	Thomas J. Cable
5.	Peter B. Cancelmo, J.D.
6.	Peter A. Demopulos, M.D.
7.	Leroy E. Hood, M.D., Ph.D.
8.	Arnold C. Hanish
9.	Rajiv Shah, M.D.
10.	Michael A. Jacobsen
11.	Kurt Zumwalt

Entities:

1.	The Demopulos Family Trust
2.	Aspiri Enterprises LLC

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